Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-275894) of Credo Technology Group Holding Ltd,
(2)Registration Statement (Form S-8 No. 333-262358) pertaining to the 2015 Stock Plan, 2021 Long Term Incentive Plan, and the Employee Stock Purchase Plan of Credo Technology Group Holding Ltd,
(3)Registration Statement (Form S-8 No. 333-275826) pertaining to the 2021 Long Term Incentive Plan and the Employee Stock Purchase Plan of Credo Technology Group Holding Ltd, and
(4)Registration Statement (Form S-8 No. 333-285686) pertaining to the 2021 Long-Term Incentive Plan and the Employee Stock Purchase Plan of Credo Technology Group Holding Ltd;
of our reports dated July 1, 2025, with respect to the consolidated financial statements of Credo Technology Group Holding Ltd, and the effectiveness of internal control over financial reporting of Credo Technology Group Holding Ltd, included in this Annual Report (Form 10-K) of Credo Technology Group Holding Ltd for the year ended May 3, 2025.

/s/ Ernst & Young LLP

San Jose, California
July 1, 2025